Exhibit 11
                                                                   Page 1 of 2

                                 Ford Motor Company and Subsidiaries

                   COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                   -----------------------------------------------------------
              IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
              ----------------------------------------------------------------




                                                                   Third Quarter 1995                     Third Quarter 1994
                                                           -------------------------------        -------------------------------
                                                                               Income                                Income
                                                                             Attributable                          Attributable
                                                            Avg. Shares       to Common            Avg. Shares       to Common
                                                            of Common     and Class B Stock        of Common     and Class B Stock
                                                            and Class B   ------------------       and Class B   -----------------
                                                               Stock                   Per          Stock                   Per
                                                           Outstanding    Total      Share       Outstanding    Total      Share
                                                           -----------   ---------   -------     -----------   -------     -------
                                                              (Mils.)      (Mils.)                  (Mils.)     (Mils.)
Preliminary Earnings Per Share Calculation                     1,083        $  302     $0.28        1,014       $1,052       $1.04

 I. Primary Earnings Per Share
    . Assuming exercise of options                                47                                   42
    . Assuming purchase of shares with proceeds of options       (31)                                 (25)
    . Assuming issuance of shares contingently issuable            2                                    2
    . Uncommitted ESOP shares                                     (2)                                  (4)
                                                               -----                                -----
        Net Common Stock Equivalents                              16                                   15
                                                               -----                                -----

    Primary Earnings Per Share Calculation                     1,099        $  302     $0.27a/      1,029       $1,052       $1.02a/
                                                               =====        ======     =====        =====       ======       =====

II. Fully Diluted Earnings Per Share
    --------------------------------
   Primary Earnings Per Share Calculation                     1,099        $  302     $0.27        1,029       $1,052        $1.02

    . Assuming conversion of convertible preferred stock        101            32b/                  150          48b/
    . Reduction in shares assumed to be purchased
       with option proceeds c/                                    1                                    0
                                                              -----        ------                  -----         ------


    Fully Diluted Earnings Per Share Calculation              1,201        $  334     $0.27d/      1,179         $1,100     $0.93
                                                              =====        ======     =====        =====         ======     =====

- - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion. c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.
d/ The effect on earnings per share of the assumed conversion of convertible preferred stock was anti-dilutive and, accordingly, is excluded in the Fully Diluted Earnings Per Share Calculation for the period indicated.

                                                                  Exhibit 11
                                                                  Page 2 of 2


                                        Ford Motor Company and Subsidiaries

                                 COMPUTATION OF PRIMARY AND FULLY DILUTED EARNINGS PER SHARE
                                 -----------------------------------------------------------
                                   IN ACCORDANCE WITH OPINION 15 OF THE ACCOUNTING PRINCIPLES BOARD
                                   ----------------------------------------------------------------




                                                                   Nine Months 1995                       Nine Months 1994
                                                          --------------------------------       --------------------------------
                                                                             Income                                   Income
                                                                          Attributable                             Attributable
                                                           Avg. Shares      to Common           Avg. Shares          to Common
                                                            of Common    and Class B Stock       of Common        and Class B Stock
                                                           and Class B   -----------------      and Class B       -----------------
                                                              Stock                  Per           Stock                       Per
                                                           Outstanding      Total    Share      Outstanding      Total       Share
                                                          ------------   ---------   -----     ------------      -------    -------
                                                             (Mils.)      (Mils.)                  (Mils.)       (Mils.)
Preliminary Earnings Per Share Calculation                    1,049        $3,283     $3.13     1,006             $3,523    $3.50

 I. Primary Earnings Per Share
    --------------------------

    . Assuming exercise of options                               33                                44
    . Assuming purchase of shares with proceeds of options      (18)                              (25)
    . Assuming issuance of shares contingently issuable           2                                 2
    . Uncommitted ESOP shares                                    (3)                               (5)
                                                              -----                             -----
        Net Common Stock Equivalents                             14                                16
                                                              -----                             -----

    Primary Earnings Per Share Calculation                    1,063        $3,283     $3.09a/   1,022              $3,523   $3.45a/
                                                              =====        ======     =====     =====              ======   =====
II. Fully Diluted Earnings Per Share
    --------------------------------

    Primary Earnings Per Share Calculation                    1,063        $3,283     $3.09     1,022              $3,523   $3.45

    . Assuming conversion of convertible preferred stock        130           125b/               150                 145b/
    . Reduction in shares assumed to be purchased
       with option proceeds c/                                    3                                 0
                                                              -----        ------               -----              ------

    Fully Diluted Earnings Per Share Calculation              1,196        $3,408     $2.85     1,172              $3,668   $3.13
                                                              =====        ======     =====     =====              ======   =====

- - - - -
a/ The effect of common stock equivalents and/or other dilutive securities was not material in this period; therefore, the amount presented on the income statement is the Preliminary Earnings
   Per Share Calculation.
b/ Reflects the elimination of preferred dividends upon conversion.
c/ Incremental effect of dividing assumed option proceeds by the ending price, rather than the average price, of Common Stock for each period when the ending price exceeds the average price.